Miles Garnett
            Attorney at Law
                                         66 Wayne Avenue
                                         Atlantic Beach, New York 11509
                                         Phone: 516-371-4598
                                         Fax: 516-371-1846

4/15/04

Aptus Corp.
1127 Broadway Plaza
Suite 203
Tacoma, WA 98402

Re:   Registration Statement on Form SB-2  (Registration No.  333-111419)

                In our capacity as counsel to Aptus Corp., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement") originally filed by the Company on December 19, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of an aggregate of 10,000,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock").

                I have examined such corporate records, certificates and other documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.

                Based on the foregoing, It is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the company's shares of the common stock have been duly executed, countersigned, registered and delivered and the consideration therefor transferred to the Company, then the Stock shall be validly issued, fully paid and non-assessable.
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Aptus Corp.
4/15/04
Page 2


                I hereby consent to the filing of this opinion as herein set forth as Exhibit 5.1 to the Registration Statement and further consent to the reference to my firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. I express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

Very truly yours,


/s/ Miles Garnett
MILES GARNETT


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